Registration No. 333-

As filed with the Securities and Exchange Commission on November 22, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Great Elm Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-3622015 (I.R.S. Employer Identification No.)

800 South Street, Suite 230
Waltham, MA  02453
(Address of Principal Executive Offices) (Zip Code)

Great Elm Group, Inc.
Amended and Restated 2016 Long-Term Incentive Compensation Plan
(Full title of the plan)

Peter A. Reed
Chief Executive Officer
Great Elm Group, Inc.
800 South Street, Suite 230
Waltham, MA  02453
(Name and address of agent for service)

(617) 375-3006
(Telephone number, including area code, of agent for service)

Copies to:
Rory T. Hood
Jones Day
250 Vesey Street
New York, New York  10281
(212) 326-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.001 par value (“Common Stock”), to be issued pursuant to the Great Elm Group, Inc. Amended and Restated 2016 Long-Term Incentive Compensation Plan, as amended on November 17, 2021 (the “Plan”)	2,000,000	$1.92	$3,840,000	$355.97

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the registrant’s Common Stock, as applicable.

(2)
Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the amount of the registration fee.  The proposed maximum offering price per share and aggregate offering price are based upon the average of the high and low prices for the registrant’s Common Stock as reported on the Nasdaq Global Select Market on November 16, 2021, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S‑8 (this “Registration Statement”) is being filed by Great Elm Group, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S‑8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,000,000 shares of common stock, $0.001 par value (“Common Stock”), for issuance pursuant to the Amended and Restated 2016 Long-Term Incentive Compensation Plan, as recently amended on November 17, 2021 (the “Plan”).  The contents of the Registrant’s Registration Statement on Form S‑8 filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2020 (File No. 333-251800) relating to certain of the Registrant’s compensation plans, including the 2016 Long-Term Incentive Compensation Plan, are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

a.
The Registrant’s Annual Report on Form 10‑K for the year ended June 30, 2021, including the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended June 30, 2021, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on September 21, 2021;

b.	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 12, 2021; and

c.	The Registrant’s Current Report on Form 8‑K, filed with the SEC on November 17, 2021; and

d.
The description of the Registrant’s Common Stock contained Exhibit 4.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 29, 2020, and any amendments and reports subsequently filed for the purposes of updating that description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC. The Registrant will not, however, incorporate by reference in this Registration Statement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit
Exhibit 4.1	Certificate of Incorporation of the Registrant, dated October 23, 2020 (incorporated by reference as Exhibit 3.1 to the Form 8-K filed on December 29, 2020)

Exhibit 4.2	Bylaws of the Registrant, dated October 23, 2020 (incorporated by reference as Exhibit 3.2 to the Form 8-K filed on December 29, 2020)

Exhibit 4.3	Form of the Registrant’s Common Stock Certificate (incorporated by reference Exhibit 4.1 to the Form 8-K filed on December 29, 2020)

Exhibit 4.4
Certificate of Designation of Series A Junior Participating Cumulative Preferred Stock of the Registrant, dated December 23, 2020 (incorporated by reference as Exhibit 4.2 to the Form 8-K filed on December 29, 2020)

Exhibit 4.5
Stockholders’ Rights Agreement, dated December 29, 2020, by and between the Registrant and Computershare Trust Company, N.A. (incorporated by reference as Exhibit 4.3 to the Form 8-K filed on December 29, 2020)

Exhibit 4.6	Form of 5.0% Convertible Senior PIK Notes due 2030 (incorporated by reference as Exhibit 4.4 to the Form 8-K filed on December 29, 2020)

Exhibit 4.7	Form of Amendment to 5.0% Convertible Senior PIK Notes due 2030 (incorporated by reference as Exhibit 4.1 to the Form 10-Q filed on May 14, 2021)

Exhibit 4.8
Registration Rights Agreement, dated as of February 26, 2020, by and between Great Elm Capital Group, Inc. and certain accredited investors party thereto (incorporated by reference as Exhibit 4.5 to the Form 8-K filed on December 29, 2020)

Exhibit 4.9	Description of Securities (incorporated by reference as Exhibit 4.6 to the Form 8-K filed on December 29, 2020)

Exhibit 5.1	Opinion of Jones Day

Exhibit 23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

Exhibit 23.3	Consent of Jones Day (included in Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1
Great Elm Group, Inc. Amended and Restated 2016 Long-Term Incentive Compensation Plan (As Amended, Effective November 17, 2021) (filed as Exhibit 10.1 to the Form 8-K filed on November 17, 2021 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, in the Commonwealth of Massachusetts, on November 22, 2021.

GREAT ELM GROUP, INC.

By:	/s/ Peter A. Reed
Peter A. Reed
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Great Elm Group, Inc., hereby severally constitute and appoint Peter A. Reed and Brent J. Pearson, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S‑8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Great Elm Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 22, 2021.

Name	Title(s)

/s/ Peter A. Reed	Chief Executive Officer and Director (Principal Executive Officer)
Peter A. Reed

/s/ Brent J. Pearson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Brent J. Pearson

/s/ Matthew A. Drapkin	Director
Matthew A. Drapkin

/s/ Thomas S. Harbin III	Director
Thomas S. Harbin III

/s/ James H. Hugar	Director
James H. Hugar

/s/ James P. Parmelee	Director
James P. Parmelee

/s/ Jason W. Reese	Director
Jason W. Reese

/s/ Eric J. Scheyer	Director
Eric J. Scheyer

/s/ Jeffrey S. Serota	Director
Jeffrey S. Serota